DELAWARE GROUP FOUNDATION FUNDS(r)

Registration No. 811-08457
FORM N-SAR
Annual Period Ended September 30, 2011

SUB-ITEM 77O:  Transactions effected pursuant to Rule 10f-3

Three (3) transactions for the annual period ended September 30, 2011 effected pursuant to Rule
10f-3, attached as Exhibit.

855041-1

WS: MFG_Philadelphia: 855041: v1